SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Abazias, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23532	65-0636277
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1127 West University Avenue
Gainesville FL 32601
(Address of principal executive offices) (Zip Code)

352-264-9940
(Registrant’s telephone number)

Hunno Technologies, Inc.
2700 North 29th Avenue, Suite 305, Hollywood, FL 33020
(Former name or former address, if changed since last report)

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
Securities	Amount	Offering	aggregate	Amount of
to be	to be	price per	offering	registration
registered	registered(3)	share(1)(2)	price	fee (1)
Common Stock	2,750,000	$.07	$192,500	$22.66

(1)
The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of our Common Stock on September 29, 2005 a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference   Yes ☒   No ☐

PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a)	The Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and filed pursuant to Section 15(d) of the 1934 Act.

(b)	The Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2003 filed pursuant to Section 15(d) of the 1934 Act.

(c)	The description of the Registrant's Common Stock set forth in Item 8, Part I of the Registrant's Registration Statement on Form 10-SB/12g/A filed with the Commission on February 1, 2002.

(d)
All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

Michael T. Williams, Esq. is the principal of Williams Law Group owns 705,000 shares of common stock and is being issued and additional 250,000 shares hereunder.

Item 6. Indemnification of Directors and Officers.

As filed with the Company's Registration Statement on Form 10-SB/12g.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number	Description

4.1	Consulting Agreement between Edwin McGusty and the Company

4.2	Legal Services Agreement Between MICHAEL T. WILLIAMS, ESQ and the Company

5.1	Consent and Opinion of Williams Law Group, P.A.

23.1	Consent of Malone & Bailey, P.C.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6)
To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7)
To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Gainesville, State of Florida, on October 3, 2005

ABAZIAS, INC.

By:	/s/ Oscar Rodriquez

Oscar Rodriquez President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

By: /s/ Oscar Rodriguez	President and Director	October 3, 2005
Oscar Rodriguez

By: /s/ Jesus Diaz	CFO and Director	October 3, 2005
Jesus Diaz

By: /s/ Aaron Taravella	Director	October 3, 2005
Aaron Taravella